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                                                                EXHIBIT NO. 16.1







Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



May 17, 2002


Dear Sir/Madam:

We have read the first, second, third and fourth paragraphs of Item 4 included in the Form 8-K/A dated May 17, 2002 of USG Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen
Arthur Andersen LLP